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                                                                    EXHIBIT (21)

SUBSIDIARIES OF THE REGISTRANT

     NAME                          STATE OF INCORPORATION

Wayne County National Bank                  Ohio
Chippewa Valley Bank                        Ohio
Wayne National Corporation                  Ohio
MidOhio Data, Incorporated                  Ohio